UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported):         June 24, 2009

BENIHANA INC.

 (Exact name of registrant as specified in its charter)

Delaware	0-26396	65-0538630
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

8685 Northwest 53rd Terrace, Miami, Florida	33166
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code:	(305) 593-0770

None

Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.06	Material Impairments

Benihana Inc. (the “Company”) reviews goodwill and other indefinite-lived intangible assets annually for impairment during the third quarter of each fiscal year, or more frequently if indicators of impairment exist, in accordance with Financial Accounting Standards Board Statement of Financial Accounting Standard No. 142 “Goodwill and Other Intangible Assets” (“SFAS 142”). Subsequent to the filing of the Company’s Quarterly Report on Form 10-Q (“Original Form 10-Q”) for the quarterly period ended January 4, 2009, the Company identified an error in the first step of its goodwill impairment test related to the application of SFAS 142.  Upon identifying this error, the Company was required to perform the second step of the goodwill impairment test for the RA Sushi reporting unit to determine the amount of the impairment, if any.

On June 24, 2009, the Company’s Audit Committee approved the Company’s revised impairment test under SFAS 142, which indicated that the reported value of goodwill allocated to its RA Sushi reporting unit was materially impaired.   The Company estimated that the impairment charge will be $11.9 million. The impairment will neither result in any current or future cash expenditures, nor impact the Company’s compliance with the financial covenants set forth in its line of credit agreement with Wachovia Bank, National Association.

Item 4.02 (a)	Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review

On June 24, 2009, the Company’s Audit Committee concluded that the previously-issued condensed consolidated financial statements included in the Original Form 10-Q should no longer be relied upon and will be restated to correct the effects of an error related to the accounting for goodwill in accordance with SFAS 142, as discussed above in Item 2.06. The Company will file with the Securities and Exchange Commission a Quarterly Report on Form 10-Q/A to amend the Original Form 10-Q, and the condensed consolidated financial statements for the quarterly period ended January 4, 2009 will be restated in such Form 10-Q/A. The Chief Financial Officer of the Company, as an authorized officer, discussed the matters disclosed under this Item 4.02 (a) with the Company’s independent registered public accounting firm.

Cautionary Note Regarding Forward-Looking Statements

This current report contains various “forward-looking statements” made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995.  These forward-looking statements represent the Company’s expectations or beliefs concerning future events, including unit growth, future capital expenditures and other operating information.  A number of factors could, either individually or in combination, cause actual results to differ materially from those included in the forward-looking statements, including changes in consumer dining preferences, fluctuations in commodity prices, availability of qualified employees, changes in the general economy, industry cyclicality, and in consumer disposable income, competition within the restaurant industry, availability of suitable restaurant locations, harsh weather conditions in areas in which the Company and its franchisees operate restaurants or plan to build new restaurants, acceptance of the Company’s concepts in new locations, changes in governmental laws and regulations affecting labor rates, employee benefits, and franchising, ability to complete restaurant construction and renovation programs and obtain governmental permits on a reasonably timely basis, an adverse outcome in the dispute between the Company and the Minority Stockholders of Haru and other factors that the Company cannot presently foresee.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

BENIHANA INC.

Dated: June 26, 2009	By: /s/ Jose I. Ortega
Jose I. Ortega
Vice President – Finance and Chief Financial Officer